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                             THE THOMSON CORPORATION

                            (AN ONTARIO CORPORATION)

                            38,000,000 Common Shares

                               PURCHASE AGREEMENT

                                                                 June 11, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Morgan Stanley & Co. Incorporated
as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

            The Thomson Corporation, an Ontario corporation (the "Company"), The Woodbridge Company Limited, an Ontario corporation ("Woodbridge") and 986269 Alberta Limited, an Alberta corporation and a wholly-owned subsidiary of Woodbridge ("986269" and together with Woodbridge, the "Selling Shareholder"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Morgan Stanley & Co., Incorporated ("Morgan Stanley") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Morgan Stanley are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Shareholder, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares of the Company ("Common Shares") set forth in Schedule B hereto and (ii) the grant by the Selling Shareholder to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 5,700,000 additional common shares to cover over-allotments, if any. The aforesaid 38,000,000 common shares (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 5,700,000 common shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

            The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Securities in all the provinces of Canada and in the
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United States upon the terms set forth in the Canadian Prospectus (as defined below) and the U.S. Prospectus (as defined below) as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

            The Company, the Selling Shareholder and the Underwriters agree that up to 2,000,000 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees of the Company as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. The Company and the Underwriters further agree that any Reserved Securities sold to eligible employees in the United Kingdom shall consist of Securities sold to the Underwriters by the Company pursuant to this Agreement. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

            The Company has prepared and filed with the securities regulatory authorities (the "Qualifying Authorities") in each province of Canada (the "Qualifying Provinces") a preliminary short form base PREP prospectus, including the documents incorporated by reference, dated May 2, 2002 relating to the Securities (in the English and French languages, as applicable, the "Canadian Preliminary Prospectus"). The Ontario Securities Commission has been assigned to the Company (the "Reviewing Authority") as its principal regulator in respect of the offering of the Securities and the Canadian Preliminary Prospectus has been filed with the Qualifying Authorities pursuant to National Instrument 44-101-Short Form Prospectus Distributions, National Policy 43-201-Mutual Reliance Review System for Prospectuses and Annual Information Forms and National Instrument 44-103-Post Receipt Pricing (the "PREP Procedures"). The Company has received from the Reviewing Authority a decision document issued under the Mutual Reliance Review System pursuant to National Policy 43-201 (an "MRRS Decision Document") dated May 2, 2002 evidencing receipts for the Canadian Preliminary Prospectus issued by each Qualifying Authority. The Company has also prepared and filed pursuant to a multi-jurisdictional disclosure system with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form F-10 (File No. 333-87412) covering the registration of the Securities under the United States Securities Act of 1933, as amended, and the applicable rules and regulations thereunder adopted by the Commission (the "1933 Act"), including the Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the "U.S. Preliminary Prospectus").

            The Company has also prepared and filed (1) with the Qualifying Authorities, an amended and restated preliminary short form base PREP prospectus, including the documents incorporated by reference, dated May 16, 2002 relating to the Securities (in the English and French languages, as applicable, the "Canadian Amended Preliminary Prospectus") and has obtained an MRRS Decision Document dated May 17, 2002 from the Reviewing Authority evidencing the issuance by each of the Qualifying Authorities of receipts for the Canadian Amended Preliminary Prospectus and (2) with the Commission, an amendment to the registration statement on Form F-10 (File No. 333-87412), including the Canadian Amended


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Preliminary Prospectus in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission)(the "U.S. Amended Preliminary Prospectus").

            The Company (A) has also prepared and filed (1) with the Qualifying Authorities, a final short form base PREP prospectus relating to the Securities (in the English and French languages, as applicable, the "Final PREP Prospectus") omitting only the PREP Information (as defined below) in accordance with the rules and procedures established pursuant to the PREP Procedures and has obtained an MRRS Decision Document dated June 11, 2002 from the Reviewing Authority evidencing the issuance by each of the Qualifying Authorities of receipts for the Final PREP Prospectus and (2) with the Commission, an amendment to the registration statement on Form F-10 (File No. 333-87412), including the Final PREP Prospectus in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) omitting the PREP Information, which registration statement has become effective, and (B) will prepare and file, promptly after the execution and delivery of this Agreement, and, in any event, within two business days of this Agreement (1) with the Qualifying Authorities, in accordance with the PREP Procedures, a supplemented prospectus setting forth the PREP Information (in the English and French languages, as applicable, the "Supplemented PREP Prospectus") and (2) with the Commission, in accordance with General Instruction II.L. of Form F-10, the Supplemented PREP Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the "U.S. Supplemented Prospectus"). The information, if any, included in the Supplemented PREP Prospectus that is omitted from the Final PREP Prospectus for which an MRRS Decision Document has been obtained from the Reviewing Authority but that is deemed under the PREP Procedures to be incorporated by reference into the Final PREP Prospectus as of the date of the Supplemented PREP Prospectus is referred to herein as the "PREP Information".

            Each prospectus relating to the Securities (A) used in the United States (1) before the time such registration statement on Form F-10 became effective or (2) after such effectiveness and prior to the execution and delivery of this Agreement or (B) used in Canada (1) before an MRRS Decision Document for the Final PREP Prospectus had been obtained from the Reviewing Authority on behalf of itself and the Qualifying Authorities or (2) after such MRRS Decision Document had been obtained and prior to the execution and delivery of this Agreement, in each case, including the documents incorporated by reference therein, that omits the PREP Information, is herein called a "preliminary prospectus". Such registration statement on Form F-10, including the exhibits thereto and the documents incorporated by reference therein, as amended at the time it became effective and including the PREP Information, is herein called the "Registration Statement". The Final PREP Prospectus for which an MRRS Decision Document has been issued by the Reviewing Authority on behalf of each Qualifying Authority, including the documents incorporated by reference therein, is herein referred to as the "Canadian Prospectus", except that, if, after the execution of this Agreement, a Supplemented PREP Prospectus containing the PREP Information is thereafter filed with the Qualifying Authorities, the term "Canadian Prospectus" shall refer to such Supplemented PREP Prospectus, including the documents incorporated by reference therein.


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            All applicable securities laws in each of the Qualifying Provinces and the respective rules and regulations made thereunder together with all applicable policy statements, blanket orders or rulings, notices and instruments are hereinafter called the "Canadian Securities Laws".

            Any reference herein to the "U.S. Prospectus" shall mean either the prospectus included in the Registration Statement at the time it has become effective under the 1933 Act, or, the U.S. Supplemented Prospectus containing the PREP Information furnished to the Underwriters after execution of this Agreement (whether or not such prospectus is required to be filed pursuant to the applicable rules and regulations of the Commission under the 1933 Act), if such U.S. Supplemented Prospectus is furnished to the Underwriters after execution of this Agreement.

            Any reference herein to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Final PREP Prospectus, the Supplemented PREP Prospectus or the Canadian Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Canadian Securities Laws; any reference herein to the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Supplemented Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 4 of Form F-10 which were filed under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder (the "Exchange Act") on or before the Effective Date of the Registration Statement or the date of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Supplemented Prospectus or the U.S. Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to any of the foregoing, as the case may be, shall be deemed to refer to and include all documents deemed to be incorporated by reference therein. Any amendment to the Canadian Prospectus, any amended or supplemental prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under Canadian Securities Laws prior to the Closing Time (as defined herein) or, where such document is deemed to be incorporated by reference into the Final PREP Prospectus, prior to the expiry of the period of distribution of the Securities is hereinafter called, collectively, "Supplementary Material".

            The Company has prepared and filed with the Commission an appointment of agent for service of process upon the Company on Form F - X in conjunction with the filing of the Registration Statement (the "Form F - X").

      SECTION 1. Representations and Warranties.

      (A) Representations and Warranties by the Company. The Company represents, warrants and agrees with each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, as follows:

            (a) Final Receipt; Effectiveness; No Stop Order.


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            The Company meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101 and for use of Form F-10 under the 1933 Act and is eligible to use the PREP Procedures. An MRRS Decision Document has been obtained from the Reviewing Authority evidencing the issuance by the Qualifying Authorities of a receipt for each of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Final PREP Prospectus and no order suspending the distribution of the Securities has been issued by any Qualifying Authority and no proceedings for that purpose are pending or have been initiated or, to the best of the Company's knowledge, threatened by any Qualifying Authority. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or have been initiated or, to the best of the Company's knowledge, threatened by the Commission.

            (b) Compliance with U.S. and Canadian Securities Laws.

            (A) Each document filed or to be filed with the Qualifying Authorities and incorporated by reference in the Canadian Prospectus complied or will comply when so filed in all material respects with the requirements of the Canadian Securities Laws (including the PREP Procedures) and such documents did not contain and will not contain, as of its respective filing date, at the Closing Time and any Date of Delivery, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) at the time that the Reviewing Authority has issued an MRRS Decision Document for the Final PREP Prospectus, no other document with respect to the Final PREP Prospectus was required to be filed with the Qualifying Authorities by or on behalf of the Company, except the Supplemented PREP Prospectus, (C) the U.S. Prospectus conformed to the Canadian Prospectus, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission, (D) the Form F-X and the Registration Statement, and any amendments or supplements thereto, when the Registration Statement became effective complied, and on the Closing Time, and if any Option Securities are purchased, on the applicable Date of Delivery, will comply in all material respects, with the applicable requirements of the 1933 Act, (E) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the U.S. Prospectus complied or will comply when so filed in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (F) the Registration Statement, when it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (G) each of the Canadian Prospectus, the U.S. Prospectus and any Supplementary Material, together with any amendment or supplement did not contain and will not contain as of its date, at the Closing Time and at any Date of Delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (H) in connection with the offer and sale of the Reserved Securities, each of the Canadian Prospectus, the U.S. Prospectus, any Canadian Preliminary Prospectus,


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      any Canadian Amended Preliminary Prospectus, any U.S. Preliminary
      Prospectus, any Amended U.S. Preliminary Prospectus and any Supplementary Material or prospectus wrapper, if any, prepared in connection therewith, at their respective times of filing, at the Closing Time and at any Date of Delivery, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Canadian Prospectus or the U.S. Prospectus and each respective preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities; except that the representations and warranties set forth in this Section 1(A)(b) do not apply to statements or omissions in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus or any Supplementary Materials, together with any amendment or supplement, based upon information relating to any Underwriters furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for such use.

                  There are no contracts or documents which are required to be described in the Canadian Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

                  Additionally, there are no reports or information that in accordance with the requirements of the Qualifying Authorities must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; there are no documents, other than the Supplemented PREP Prospectus, required to be filed with any Qualifying Authorities in connection with the Canadian Prospectus that have not been filed as required.

                  Each copy of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Final PREP Prospectus and the Supplemented PREP Prospectus provided to the Underwriters by the Company was, or will be, identical to the version thereof filed electronically by the Company with the Qualifying Authorities on the System for Electronic Document Analysis and Retrieval. The U.S. Preliminary Prospectus, the Amended U.S. Preliminary Prospectus and the U.S. Prospectus as originally filed or as part of any amendment thereto, or filed pursuant to General Instruction II.L. of Form F-10, complied when so filed in all material respects with the applicable rules and regulations of the Commission under the 1933 Act and each preliminary prospectus and the U.S. Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except as permitted by Regulation S-T.

            (c) Financial Statements.

      The consolidated financial statements included in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in Canada, which have been


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      applied on a consistent basis throughout the periods involved (except as otherwise specified in the notes thereto). The consolidated financial statements for the years ended December 31, 1999, 2000 and 2001 and at December 31, 2000 and 2001, and the unaudited consolidated financial statements for the three months ended March 31, 2001 and 2002 have been reconciled to U.S. generally accepted accounting principles, which have been applied on a consistent basis throughout the periods involved (except as otherwise specified in the notes thereto). Except for financial data included in the Canadian Prospectus and the U.S. Prospectus under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Outlook", the financial data included in the Canadian Prospectus and the U.S. Prospectus under the headings "Summary of Consolidated Financial and Operating Data", "Selected Consolidated Financial and Operating Data", "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present in all material respects the information shown therein on their respective dates and have been compiled on a basis consistent with that of the audited or unaudited financial statements included in the Registration Statement.

            (d) No Material Adverse Change in Business.

            Since the respective dates as of which information is given in the Registration Statement, in the U.S. Prospectus and in the Canadian Prospectus, except as otherwise stated therein (exclusive of amendments and supplements thereto), there has been no material adverse change in the business, affairs, results of operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect").

            (e) Good Standing of the Company and Subsidiaries.

            The Company has been duly incorporated and is valid and subsisting as a corporation under the laws of the Province of Ontario and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and in the Canadian Prospectus and to enter into and perform its obligations under this Agreement.

            Each material subsidiary of the Company as of the date hereof as required to be disclosed in the annual information form of the Company pursuant to Item 2.2 of Form 44-101F1 of National Instrument 44-101 under Canadian Securities Laws is listed in Annex A hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Canadian Prospectus and in the U.S. Prospectus, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Canadian Prospectus and the U.S. Prospectus, all of the issued and outstanding share capital of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Except as set forth in the


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      Canadian Prospectus and the U.S. Prospectus or as reflected in the audited or unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Canadian Prospectus and U.S. Prospectus, the Company does not have any interest in or relationship with any special purpose vehicle or own, directly or indirectly, any shares of stock or any other equity of any corporation or have any equity or other ownership interest in any firm, partnership, limited liability company, joint venture, association or other entity which interest in or relationship with would have a Material Adverse
      Effect on the Company.

            (f) Capitalization.

            The authorized, issued and outstanding share capital of the Company is as set forth in the Canadian Prospectus and in the U.S. Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans or dividend reinvestment plans or pursuant to the exercise of options referred to in the Canadian Prospectus and in the U.S. Prospectus). The issued and outstanding shares of the Company, including the Securities to be purchased by the Underwriters from 986269, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding share capital of the Company, including the Securities to be purchased by the Underwriters from 986269, was issued in violation of any preemptive or other similar rights of any security holder of the Company.

            (g) Due Authorization.

            This Agreement has been duly authorized, executed and delivered by the Company. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company and against payment of the purchase price therefor as provided in this Agreement, will be validly issued and fully paid and non-assessable; the Securities conform in all material respects to the respective statements relating thereto contained in the U.S. Prospectus and in the Canadian Prospectus and no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities to be issued by the Company is not subject to any preemptive or other similar rights of any security holder of the Company.

            (h) Absence of Defaults and Conflicts.

            Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such violations or defaults that are described in the Canadian Prospectus (exclusive of any amendments or supplements

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      thereto) or the U.S. Prospectus (exclusive of any amendments or supplements thereto) or that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities to be issued by the Company) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such Repayment Events or conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter or bylaws of the Company or any subsidiary or (ii) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except for such violations of clause (ii) that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

            (i) Absence of Further Requirements.

            No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities to be issued by the Company hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have already been made or obtained or as may be required under the 1933 Act, the Exchange Act or state securities laws or Canadian Securities Laws and (ii) such as have been made or obtained under the laws and regulations of jurisdictions outside Canada and the United States in which the Reserved Securities are offered.

            (j) Registration Rights.

            There are no persons with registration rights or other similar rights to have any securities registered or qualified for distribution pursuant to the Registration Statement, the Canadian Prospectus or otherwise registered by the Company under the 1933 Act or qualified for distribution under any Canadian Securities Laws.

      (B) Representations and Warranties by the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if 986269 is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and the Selling Shareholder agrees with each Underwriter, as follows:

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            (a) Accurate Disclosure.

            To the best of the knowledge of the Selling Shareholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; the Selling Shareholder has reviewed and is familiar with the Registration Statement and the Canadian Prospectus and the U.S. Prospectus and at the time the Registration Statement became effective under the 1933 Act and at all times subsequent thereto up to the Closing Date (and if any Option Shares are purchased, at the applicable Date of Delivery): (i) neither the Registration Statement nor any amendment or supplement thereto contained or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) each of the U.S. Prospectus, the Canadian Prospectus or any amendment or supplement thereto constituted and will constitute full, true and plain disclosure of all material facts relating to the Securities and the Company and its subsidiaries, considered as one enterprise, and each of the U.S. Prospectus, the Canadian Prospectus or any amendment or supplement thereto or any Supplementary Material did not contain and will not contain as of its respective date, at the Closing Time and any Date of Delivery an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties contained in clauses (i) and (ii) above do not apply to statements or omissions made based on information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto).

            (b) Authorization of Agreements.

            The Selling Shareholder has the corporate power and authority to enter into this Agreement and 986269 has the corporate power to sell, transfer and deliver the Securities to be sold by 986269 hereunder. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by 986269 and the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder have been duly authorized by the Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Securities to be sold by 986269 or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject except for conflicts, breaches, defaults, liens, charges or encumbrances that would not have a material adverse effect on the Selling Shareholder's ability to consummate the transactions contemplated by this Agreement (a "Shareholder Material Adverse Effect"), nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholder or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties, except for such violations that would not result in a Shareholder Material Adverse Effect.

            (c) Good and Marketable Title.

            Woodbridge has at the date hereof and 986269 will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery have good and marketable title to the Securities to be sold by 986269 hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from 986269, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind. Woodbridge owns, directly or indirectly, all of the issued and outstanding capital stock of 986269, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

            (d) Tax Reporting.

            In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Shareholder will deliver to the Underwriters prior to or at the Closing Time a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            (e) Absence of Manipulation.

            The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (f) Absence of Further Requirements.

            No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities by 986269 hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as may have already been made or obtained or as may be required under the 1933 Act or state securities laws or Canadian Securities Laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

            (g) Restriction on Sale of Securities.

            During a period of 90 days from the date of the Canadian Prospectus and the U.S. Prospectus, the Selling Shareholder will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for sale, lend or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or request or demand the filing of any registration statement under the 1933 Act or prospectus under Canadian Securities Laws with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Shares, whether any such swap or transaction described in this clause (ii) is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (iii) publicly announce its intention to enter into the transactions described under clauses (i) and (ii). The foregoing sentence shall not apply to (i) the Securities to be sold hereunder; (ii) the series of transactions to assist Woodbridge in organizing its holding of Common Shares to achieve certain Canadian tax objectives and similar transactions involving companies affiliated with Woodbridge prior to the Closing Time or in the case of any Option Securities being sold by 986269, prior to any Date of Delivery (the "Reorganization") before Closing; (iii) any pledge by Woodbridge of Common Shares as security under Woodbridge Finance Corporation's commercial paper program (the "Program") pursuant to the Trust Indenture among Woodbridge Finance Corporation, Woodbridge and Montreal Trust Company of Canada dated as of April 8, 1999 and (iv) transfers or other dispositions of Common Shares to members of the family of the late the first Lord Thomson of Fleet, trusts established for their benefit or corporations all the shares of which are directly or indirectly owned by one or more of such family member or trusts (collectively, the "Permitted Transferees"), provided that if a Permitted Transferee is not a company controlled by Kenneth R. Thomson, then prior to such transfer or disposition, the Permitted Transferee shall have delivered to the Underwriters an undertaking similar to that given herein.

            (h) Certificates Suitable for Transfer.

            Certificates for all of the Securities to be sold by 986269 pursuant to this Agreement shall be in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.

            (i) No Association with NASD.

            Neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the NASD), any member firm of the NASD.

SECTION 2. Sale and Delivery to Underwriters; Closing.

            (a) Initial Securities.

            On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company and 986269, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or 986269, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

            (b) Option Securities.

            In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, 986269 hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 5,700,000 Common Shares, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part at any time and from time to time for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to 986269 setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event, prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

            (c) Payment.

            Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022-6069, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholder, at 8:30 A.M. (Eastern daylight time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern daylight time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholder (such time and date of payment and delivery being herein called "Closing Time").

            In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Selling Shareholder, on each Date of Delivery as specified in the notice from the Representatives to the Selling Shareholder.

            Payment for the Securities to be issued by the Company and to be sold by 986269 shall be made to the Company and the Selling Shareholder, respectively, by wire transfer of immediately available funds to bank accounts designated by the Company and the Selling Shareholder, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificate(s) for the Securities to be purchased by them as well as payment of the underwriters' commission as set forth in Schedule C (the "Underwriting Commission") by wire transfer of immediately available funds to bank accounts designated by the Representatives in consideration of the services rendered and to be rendered by the Underwriters in connection with the offer and sale of the Securities, including but not limited to: acting as financial advisors to the Company; assisting in the preparation of the Registration Statement, the Canadian Prospectus and the U.S. Prospectus and related documentation in order to qualify the Securities for sale in Canada and the registration of the Securities for sale in the United States; selling the Securities to the public both directly and through dealers and brokers; and performing administrative work in connection with the sale of the Securities. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase and to accept delivery of the Underwriting Commission. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

            (d) Denominations; Registration.

            Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing not less than one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 1:00 P.M. (Eastern daylight time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

            (e) Appointment of Qualified Independent Underwriters.

            The Company and the Selling Shareholder hereby confirm their engagement of Merrill Lynch and Morgan Stanley as, and Merrill Lynch and Morgan Stanley hereby confirm their respective agreements with the Company and the Selling Shareholder to render services as, each a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD with respect to the offering and sale of the Securities. Merrill Lynch and Morgan Stanley, solely in their respective capacity as qualified independent underwriters and not otherwise, are collectively referred to herein as the "Independent Underwriter".

      SECTION 3. Covenants of the Company. The Company covenants with the Representatives, and with each Underwriter participating in the offering of Securities, as follows:

            (a) Compliance with Securities Regulations and Commission Requests.

            Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement (including the U.S. Prospectus or any preliminary U.S. Prospectus) or any amendment or supplement to the Canadian Prospectus unless the Company has furnished to the Representatives a copy for their review prior to filing. Subject to the foregoing sentence, the Company will prepare the Supplemented PREP Prospectus and the U.S. Supplemented Prospectus setting forth the number of Securities covered thereby, the names of the Underwriters participating in the offering and the number of Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company and 986269, the initial public offering price and commissions to be earned by the Underwriters, in a form approved by the Representatives (acting reasonably) and shall file (i) such Supplemented PREP Prospectus with the Qualifying Authorities in accordance with the PREP Procedures and (ii) such U.S. Supplemented Prospectus with the Commission pursuant to General Instruction II.L. of Form F-10 under the 1933 Act not later than the Commission's close of business on the business day following the date of the filing of the Supplemented PREP Prospectus with the Qualifying Authorities. The Company will promptly file all reports required to be filed by it pursuant to the Canadian Securities Laws and the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Canadian Prospectus has been filed or receipted, when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Canadian Preliminary Prospectus or any amended Canadian Prospectus or U.S. Prospectus has been filed with the Qualifying Authorities or the Commission, of the issuance by any of the Qualifying Authorities or the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the issuance by any Qualifying Authority or any stock exchange or any court of any order having the effect of ceasing or suspending the distribution of the Securities or the trading in the Common Shares of the Company, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Reviewing Authority or the Commission for the amending or supplementing of the Registration Statement, the Canadian Prospectus or the U.S. Prospectus or for additional information relating to the Securities; and, the Company will make every reasonable effort to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification or the ceasing or suspending of the distribution of the Securities or the trading of the Common Shares of the Company and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification or the ceasing or suspending of the distribution of the Securities or the trading of the Common Shares of the Company, to promptly make every reasonable effort to obtain the withdrawal of such order.

            (b) Filing of Amendments.

            If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Canadian Prospectus or the U.S. Prospectus, each as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Canadian Prospectus or the U.S. Prospectus to comply with Canadian Securities Laws, the 1933 Act or the Exchange Act, or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Qualifying Authorities and the Commission, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented or amended Canadian Prospectus and U.S. Prospectus to the Representatives in such quantities as they may reasonably request.

            (c) Delivery of Filed Documents.

            The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Final PREP Prospectus and the Supplemented PREP Prospectus, approved, signed and certified as required by Canadian Securities Laws and signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein and including a signed copy of the Form F-X), signed copies of all consents and certificates of experts and as many commercial copies of the U.S. Prospectus and of the Canadian Prospectus (each as amended or supplemented), and to such locales, as the Representatives may reasonably request not later than 9:00 am (local time) the business day next following the date hereof.

            (d) Blue Sky Qualifications.

            The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as required for the sale of the Securities. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

            (e) Rule 158.

            With respect to the Securities, the Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (f) Use of Proceeds.

            The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the U.S. Prospectus and in the Canadian Prospectus under "Use of Proceeds".

            (g) Restriction on Sale of Securities.

            During a period of 90 days from the date of the Canadian and the U.S. Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for sale, lend or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act or prospectus under Canadian Securities Laws with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Shares, whether any such swap or transaction described in this clause (ii) is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) publicly announce its intention to enter into the transactions described under clauses (i) or (ii). The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Canadian and the U.S. Prospectus,
      (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans or dividend reinvestment plans of the Company referred to in the Canadian and the U.S. Prospectus, (D) any Common Shares issued pursuant to any non-employee director stock plan,
      (E) the Reorganization or (F) Common Shares to be issued on a private placement basis to an affiliate of Woodbridge in satisfaction of its commitment to reinvest at least 50% of the dividends Woodbridge receives on the Common Shares it, directly and indirectly, owns in additional Common Shares under the Company's dividend reinvestment plan.

            (h) Delivery of Opinion.

             The Company shall cause Desjardins Ducharme Stein Monast, to deliver to the Underwriters an opinion, dated and delivered the date of the filing of the French language versions of each of the Canadian Amended Preliminary Prospectus, the Final PREP Prospectus and the Supplemented PREP Prospectus, to the effect that, except for certain financial information described in the letter of PricewaterhouseCoopers LLP (as described below), the French language version of each such prospectus is in all material respects a complete and proper translation of the English versions thereof and is not susceptible of any materially different interpretation with respect to any material matter contained therein. The Company shall also cause PricewaterhouseCoopers LLP to deliver to the Underwriters letters, dated the date of the filing of the French language versions of each of the Canadian Amended Preliminary Prospectus, Final PREP Prospectus and the Supplemented PREP Prospectus, to the effect that the financial information in the French language version of each such prospectus is in all material respects a complete and proper translation of such information contained in the English versions thereof and is not susceptible of any materially different interpretation with respect to any material matter contained therein. The Company shall cause Desjardins Ducharme Stein Monast and PricewaterhouseCoopers LLP to deliver to you similar opinions as to the French language translation of any information contained in any Supplementary Material, in form and substance satisfactory to the Underwriters, prior to the filing thereof with the Commission des valeurs mobilieres du Quebec.

            (i) Listing.

            The Company will use its best efforts to effect the listing of the Common Shares (including the Securities) on the New York Stock Exchange; and it has obtained the conditional approval of the Toronto Stock Exchange for the listing of the Securities and will use its best efforts to satisfy any requirements of the Toronto Stock Exchange to the listing thereof within the time specified for such approval.

            (j) Compliance with NASD Rules.

            The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

            (k) Reserved Securities.

            The Company will comply with all legal requirements (including all applicable securities legislation) to be fulfilled by the Company to enable the reservation and sale of the Reserved Securities to eligible employees of the Company in jurisdictions outside of Canada and the United States where Reserved Securities have been offered.

SECTION 4. Payment of Expenses.

            (a) Expenses.

            The Company and the Selling Shareholder will pay all expenses incident to the performance of their obligations under this Agreement, including, without limitation, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, the preliminary prospectuses, the U.S. Prospectus, the Final PREP Prospectus, the Canadian Prospectus and any Supplementary Material and any amendments or supplements thereto, the cost of furnishing copies thereof to the Underwriters, and the Form F-X, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities,
      (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, and their transfer between Underwriters pursuant to an agreement among such Underwriters, (iv) the fees and disbursements of the Company's and the Selling Shareholder's counsel, accountants and other advisors, (v) the printing and delivery to the Underwriters of commercial copies of each preliminary prospectus, the Canadian Prospectus and the U.S. Prospectus, and each amendment or supplement to any of them, (vi) the qualification of the Securities under applicable securities laws in accordance with the provisions of Section 3(d) hereof; including filing fees and reasonable fees and expenses associated with the preparation, printing and delivery to the Underwriters of copies of the "blue sky" survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities,
      (viii) any filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and local counsel opinions in the Qualifying Provinces, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and the Toronto Stock Exchange and (x) all reasonable costs and expenses of the Underwriters incident to the performance by the Company of its obligations hereunder, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees. It is hereafter understood that except as specifically provided in this Section 4, the Underwriters will pay their own costs and expenses, including fees of their counsel, transfer taxes on the resale of the Securities by them and any advertising expenses in connection with the selling efforts they undertake.

            (b) Termination of Agreement.

            If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 (other than Sections 5(d), (e), (l),
      (n)(v) and (n)(vi)), 9(a)(ii) (so long as the suspension in trading of the Common Shares referred to in Section 9(a)(ii) is not a result of a general suspension of trading on the Toronto Stock Exchange or the New York Stock Exchange) or Section 11 hereof, the Company and the Selling Shareholder shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

            (c) Allocation of Expenses.

            The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses.

      SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase Securities hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof as of the date of the Closing Time or in certificates of any officer of the Company or any subsidiary of the Company or by or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder in all material respects of their respective covenants and other obligations hereunder, and to the following further conditions:

            (a) Effectiveness of Registration Statement and Qualification of Canadian Prospectus.

            An MRRS Decision Document shall have been obtained from the Reviewing Authority evidencing the issuance by each of the Qualifying Authorities of a receipt in respect of the Final PREP Prospectus and the Supplemented PREP Prospectus shall have been filed with the Qualifying Authorities as promptly as practicable after the date hereof and, in any event, within the time period prescribed by, and in accordance with, the PREP Procedures pursuant to the applicable rules and regulations of the Qualifying Authorities; the U.S. Supplemented Prospectus shall have been filed with the Commission pursuant to General Instruction II.L of Form F-10 under the 1933 Act within the applicable time period prescribed for filing and the Registration Statement shall have become effective; and at the Closing Time: no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; no order of any Qualifying Authority to cease distribution of the Securities under the Canadian Prospectus as amended or supplemented shall have been issued, and no proceedings for such purpose shall be pending or shall have been instituted or threatened; no order having the effect of ceasing or suspending the distribution of or the trading in the Common Shares shall be pending or shall have been issued by any Qualifying Authority or any stock exchange and no proceeding for such purpose shall be pending or shall have been instituted or threatened and all requests for additional information in connection with the offering of the Securities on the part of the Commission and any Qualifying Authority shall have been complied with.

            (b) Opinions of Counsel for Company.

            At the Closing Time, the Representatives shall have received the favorable opinions, dated as of the Closing Time, of Torys LLP, Canadian and U.S. counsel for the Company, together with signed or reproduced copies of such letters for each of the other

      Underwriters to the effect set forth in Exhibits A and B hereto, which opinions shall also be addressed to counsel to the Underwriters.

            (c) Opinion of Counsel for the Selling Shareholder.

            At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Torys LLP, Canadian and U.S. counsel for the Selling Shareholder together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto, which opinion shall also be addressed to counsel to the Underwriters.

            (d) Opinion of U.S. Counsel for Underwriters.

            At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling, U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters acting reasonably. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

            (e) Opinion of Canadian Counsel for Underwriters.

            At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of McCarthy Tetrault LLP, Canadian counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters acting reasonably. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the Province of Ontario and the federal law of Canada, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

            (f) No Material Adverse Change.

            Since the date hereof or since the respective dates as of which information is given in the Canadian Prospectus (exclusive of any amendments or supplements thereto after the date of this Agreement) and the U.S. Prospectus (exclusive of any amendments or supplements thereto after the date of this Agreement), there shall not have been any material adverse change or any development involving a prospective change in the business, affairs, results of operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which in the judgment of the Representatives, is material and adverse, and in the judgment of the Representatives, makes it impracticable to market the Securities on the terms and in the manner contemplated in the U.S. Prospectus and in the Canadian Prospectus.

            (g) Officers' Certificate.

            At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Canadian Prospectus (exclusive of any amendments or supplements thereto after the date of this Agreement) and the U.S. Prospectus (exclusive of any amendments or supplements thereto after the date of this Agreement), any material adverse change in the business affairs, results of operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(A) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied in all respects all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no order having the effect of ceasing or suspending the distribution of the Securities has been issued by the Commission, or any Qualifying Authority and no proceedings for that purpose have been instituted, or to the knowledge of the Company, are pending or are contemplated by the Commission or any Qualifying Authority.

            (h) Certificate of Selling Shareholder.

            At the Closing Time, the Representatives shall have received a certificate of an executive officer of the Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(B) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

            (i) Accountants' Comfort Letter.

            At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus.

         (j)      Bring-down Comfort Letter.

         At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (k)      Approval of Listing.

         At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance. At the Closing Time, the Securities shall have been conditionally approved for listing on the Toronto Stock Exchange subject to the satisfaction of standard listing conditions.

         (l)      No Objection.

         The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (m)      Lock-up Agreements.

         At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule D hereto.

         (n)      Conditions to Purchase of Option Securities.

         In the event that the Underwriters exercise their option provided in
Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholder contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

                  (ii) Certificate of Selling Shareholder. A certificate, dated such Date of Delivery, of an executive officer of the Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

                  (iii) Opinions of Counsel for Company. The favorable opinions of Torys LLP, Canadian counsel and U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iv) Opinion of Counsel for the Selling Shareholder. The favorable opinion of Torys LLP, Canadian counsel and U.S. counsel for the Selling Shareholder, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (v) Opinion of U.S. Counsel for Underwriters. The favorable opinion of Shearman & Sterling, U.S. counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (vi) Opinion of Canadian Counsel for Underwriters. The favorable opinion of McCarthy Tetrault LLP, Canadian counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

                  (vii) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(j) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (o)      Additional Documents.

         At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (p)      Termination of Agreement.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12 and 13 shall survive any such termination and remain in full force and effect.

Section 6.  Indemnification.

         (a)      Indemnification of Underwriters.

         (1) The Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the Exchange Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the U.S. Prospectus or the Canadian Prospectus or Supplementary Material (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) breach by the Company of its covenant provided for in Section 3(k) or the violation of any applicable laws or regulations of jurisdictions outside of Canada and the United States where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved Securities to eligible employees or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Canadian Prospectus, the U.S. Prospectus, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the U.S. Preliminary Prospectus or the Amended U.S. Preliminary Prospectus, not misleading;

         (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A); provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company or the Selling Shareholder; and

         (iv) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

         provided, however, that the foregoing indemnity shall not apply to any loss, liability, claim, damage or expense to the extent incurred or arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the U.S. Prospectus or the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity as it applies to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the U.S. Prospectus or the Canadian Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto), as applicable, was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, and if the U.S. Prospectus or the Canadian Prospectus (as so amended or supplemented), as applicable, would have corrected the defect giving rise to such loss, liability, claim, damage or expense, and provided, further, that the liability of the Selling Shareholder under this
         Section 6 shall be limited to the gross proceeds (before expenses) received by it from the sale of Securities under this Agreement.

                  (2) In addition to and without limitation of the Company's and the Selling Shareholder's obligation to indemnify Merrill Lynch and Morgan Stanley as Underwriters, the Company and the Selling Shareholder also, jointly and severally, agree to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Securities.

                  (b) Indemnification of Company, Directors and Officers and Selling Shareholder.

                  Each Underwriter severally agrees to indemnify and hold harmless the Company, and each of its directors and its officers who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
         (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the U.S. Prospectus or the Canadian Prospectus (or any amendment or supplement thereto including the PREP Information) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the U.S. Prospectus or any Supplementary Material (or any amendment or supplement thereto) or the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto).

                  (c)      Actions against Parties; Notification.

                  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party will be entitled to participate in, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense of, any such action, with counsel reasonably satisfactory to the indemnified party. If the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless
         (i) the indemnified party shall have employed separate counsel in accordance with the preceding sentence, or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or
         Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d)      Settlement without Consent if Failure to Reimburse.

                  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) or Section 6(a)(1)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (e)      Indemnification for Reserved Securities.

                  In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase, provided that the Underwriters shall first make reasonable efforts to collect amounts owing from such eligible employees including by reselling the Reserved Securities they agreed to purchase.

         (f)      Other Agreements with Respect to Indemnification.

         The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to indemnification.

         Section 7.  Contribution.

         If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the U.S. Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

         The Company, the Selling Shareholder and the Underwriters agree that Merrill Lynch and Morgan Stanley will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

         The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) the liability of the Selling Shareholder to contribute any amount under this Section 7 shall be limited to the gross proceeds (before expenses) received by it from the sale of Securities under this Agreement.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to contribution.

         Section 8. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

         Section 9.  Termination of Agreement.

         (a)      Termination; General.

         The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to the Closing Time
(i) if there has
occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change in national or international political, financial or economic conditions, in each case which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities, or (ii) if trading in the Common Shares has been suspended or materially limited by the Commission, any Qualifying Authority, the Toronto Stock Exchange or the New York Stock Exchange, or (iii) if trading generally on the Toronto Stock Exchange or the New York Stock Exchange has been suspended or materially limited or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, Canada or, with respect to Clearstream or Euroclear systems, in Europe, or (v) if a banking moratorium has been declared by any Canadian or by U.S. federal or New York State authorities.

         (b)      Liabilities.

         If any obligations under this Agreement are terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 12 and 13 shall survive such termination and remain in full force and effect with respect thereto.

         Section 10.  Default by One or More of the Underwriters.

         If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Shareholder to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling

Shareholder to sell the relevant Option Securities, as the case may be, either
(i) the Representatives or (ii) the Company and the Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the U.S. Prospectus or in the Canadian Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

         Section 11.   Default by the Selling Shareholder or the Company.

         If the Company or the Selling Shareholder shall fail at the Closing Time or at a Date of Delivery to sell the number of Securities that they are obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 12 and 13 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company or the Selling Shareholder from liability in respect of such default.

         Section 12. Agent for Service; Submission to Jurisdiction; Waiver of
                     Immunities.

         By the execution and delivery of this Agreement, the Company and the Selling Shareholder (i) acknowledge that they have, by separate written instrument, irrevocably designated and appointed Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (or any successor) (together with any successor, the "Agent for Service"), as their respective authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Securities, that may be instituted in any federal or New York state court in the Borough of Manhattan in The City of New York, or brought under federal or state securities laws, and acknowledge that the Agent for Service has accepted such designation, (ii) submit to the jurisdiction of any such court in any such suit or proceeding, and
(iii) agree that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company (mailed or delivered to its Treasurer at its principal office in Stamford, Connecticut), and in the case of the Selling Shareholder (mailed or delivered to the Vice President at its principal office in Toronto, Ontario, Canada) shall be deemed in every respect effective service of process upon the Company and the Selling Shareholder in any such suit or proceeding. The Company and the Selling Shareholder further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Securities shall be outstanding.

         To the extent that the Company or the Selling Shareholder has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law; provided, however, that nothing in this paragraph shall require the Company or the Selling Shareholder to attorn to the jurisdiction of any court, other than any United States federal or state court located in the Borough of Manhattan, The City of New York, as provided above.

         The provisions of this Section shall survive any termination of this Agreement, in whole or in part.

         Section 13.  Judgment Currency.

         The Company and the Selling Shareholder each agree to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

         Section 14.  Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at North Tower, World Financial Center, New York, New York 10281, facsimile: (212) 738-2269, attention of David Weil, Managing Director, and to Morgan Stanley at 1585 Broadway, New York, New York 10036, facsimile: (212) 761-6873, attention of William Blais, Executive Director; notices to the Company shall be directed to it at - Metro Center, One Station Place, Stamford, CT 06902, facsimile: (203) 328-8398, attention: General Counsel; and notices to the Selling Shareholder shall be directed to The Woodbridge Company Limited, 65 Queen Street West, Suite 2400, Toronto, Ontario, M5H 2M8, facsimile: (416) 365-9293, attention of the Secretary.

         Section 15.  Parties.

         This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 16.  GOVERNING LAW AND TIME.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS). SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         Section 17.  Effect of Headings.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 18.  Counterparts.

         This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

                                         Very truly yours,

                                         THE THOMSON CORPORATION

                                         By
                                              ----------------------------------
                                              Name:
                                              Title:


                                         THE WOODBRIDGE COMPANY LIMITED

                                         By
                                              ----------------------------------
                                              Name:
                                              Title:


                                         986269 ALBERTA LIMITED

                                         By
                                              ----------------------------------
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED

MORGAN STANLEY & CO. INCORPORATED

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED

By
     -----------------------------------------------------
                  Authorized Signatory


By:  MORGAN STANLEY & CO. INCORPORATED


By
     -----------------------------------------------------
                  Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                                          Number of
                                                                                           Initial
Name of Underwriter                                                                       Securities
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated*......................................................
Morgan Stanley & Co. Incorporated*......................................................
Bear, Stearns & Co. Inc.................................................................
Credit Suisse First Boston Corporation*.................................................
Goldman, Sachs & Co.*...................................................................
RBC Dominion Securities Corporation*....................................................
TD Securities (USA) Inc.*...............................................................
UBS Warburg LLC*........................................................................
BMO Nesbitt Burns Inc...................................................................
Salomon Smith Barney Inc. ..............................................................
J.P. Morgan Securities Inc. ............................................................
CIBC World Markets Corp.* ..............................................................
Banc of America Securities LLC .........................................................
Barclays Bank PLC.......................................................................
Scotia Capital (USA) Inc.* .............................................................
Lehman Brothers Inc. ...................................................................
Deutsche Banc Alex.Brown Inc. ..........................................................
First Union Securities, Inc. ...........................................................
Casenove Inc. ..........................................................................
Robertson Stephens, Inc. ...............................................................
ThinkEquity Partners LLC................................................................
Blaylock & Partners, L.P. ..............................................................
                                                                                          ------------
Total...................................................................................
                                                                                          ============

* Indicates that the definition of Underwriter includes the Canadian affiliate of such entities, although such Canadian investment dealer is not independently obligated to purchase Securities separate and apart from its U.S. affiliate.


                                     Sch A-1

                                   SCHEDULE B

                                                  Number of Initial        Maximum Number of Option
                                                Securities to be Sold       Securities to be Sold
THE THOMSON CORPORATION                              14,615,385

986269 ALBERTA LIMITED                               23,384,615                 5,700,000
                                                     ----------                 ---------

Total.........................................       38,000,000                 5,700,000
                                                     ==========                 =========


                                     Sch B-1

                                   SCHEDULE C

                             THE THOMSON CORPORATION

                            38,000,000 Common Shares

         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be Cdn$- for all Securities sold in Canada and US$- for all other Securities sold outside of Canada. The Canadian dollar per share price shall be determined using the U.S. dollar per share price converted based on the noon buying rate in The City of New York for cable transfers in Canadian dollars as certified for custom purposes by the Federal Reserve Bank of New York on the date hereof which is US$1.00 equals Cdn$.

         2. The Underwriting Commission to be paid by the Company and the Selling Shareholder for the Securities to the several Underwriters shall be US$- per share for all Securities sold outside Canada; provided that the Underwriting Commission per share for any Option Securities sold by 986269 upon the exercise of the over-allotment option described in Section 2(b) shall be increased by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

         3. The Underwriting Commission to be paid by the Company and the Selling Shareholder for the Securities to the several Underwriters shall be Cdn$- per share for all Securities sold in Canada; provided that the Underwriting Commission per share for any Option Securities sold by 986269 in Canada upon the exercise of the over-allotment option described in Section 2(b) shall be increased by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                     Sch C-1

                                   SCHEDULE D

                     Persons Subject to Lock-up Agreements*

Kenneth R. Thomson

W. Geoffrey Beattie

Ron D. Barbaro

Steven A. Denning

John F. Fraser

V. Maureen Kempston Darkes

Roger L. Martin

Vance K. Opperman

David K. R. Thomson

Peter J. Thomson

Richard M. Thomson

John A. Tory

Richard J. Harrington

Robert D. Daleo

Brian H. Hall

Ronald H. Schlosser

David H. Shaffer

James C. Smith

Patrick J. Tierney

Marilyn Thomson


* All persons listed will be signing on behalf of themselves and on behalf of any entities through which they own Common Shares.


                                     Sch D-1

                                                                       Exhibit A

                              OPINION OF TORYS LLP
                           COMPANY'S CANADIAN COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

         (i) The Company has been incorporated and is validly existing as a corporation under the laws of the Province of Ontario.

         (ii) The Company has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and in the Canadian Prospectus and to enter into and perform its obligations under the Purchase Agreement.

         (iii) The authorized capital of the Company is as set forth in the U.S. Prospectus and in the Canadian Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Canadian Prospectus and in the U.S. Prospectus or pursuant to the exercise of convertible securities or options referred to in the Canadian Prospectus and in the U.S. Prospectus); prior to the issuance of the Securities, the number of issued and outstanding Common Shares is 632,113,974 and the issued and outstanding common shares, including the Securities to be purchased by the Underwriters from the Selling Shareholder, are outstanding as fully paid and non-assessable and, in the case of the common shares to be purchased by the Underwriters from the Company, such common shares have been duly authorized and validly issued; and to the best knowledge of such counsel, none of the outstanding share capital of the Company was issued in violation of any preemptive or other similar rights of any security holder of the Company; and the Company is not required to be extra-provincially registered or otherwise duly qualified as an extra-provincial or a foreign corporation in any Province.

         (iv) Each Material Canadian Subsidiary has been incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and in the Canadian Prospectus; and each Material Canadian Subsidiary has been registered as an extra-provincial or foreign corporation or otherwise duly qualified as an extra-provincial or foreign corporation for the transaction of business under the laws of each Canadian jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and except as otherwise disclosed in the Canadian Prospectus, all of the issued and outstanding shares of each Material Canadian Subsidiary have been duly authorized and validly issued, and are outstanding as fully paid and non-assessable and, to the best of our knowledge, based solely upon our review of the minute books of such Material Canadian Subsidiary, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; to the best knowledge of such counsel, none of the outstanding share capital of any Canadian Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Canadian Subsidiary. Material Canadian Subsidiary means, for this purpose, those subsidiaries of the Company listed in the Company's current Annual Information Form that are incorporated under the laws of Canada or any Province thereof.

         (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (vi) The Securities to be issued by the Company pursuant to the Purchase Agreement have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and outstanding as fully paid and non-assessable and under the Business Corporations Act (Ontario) holders of the Securities will not be subject to personal liability by virtue of their ownership of such Securities.

         (vii) To the best knowledge of such counsel, the issuance and sale of the Securities by the Company and the sale of the Securities by the Selling Shareholder is not subject to any preemptive or other similar rights of any security holder of the Company.

         (viii) Subject to the general limitations and restrictions as set forth in the Acts and Regulations referred to below as to the amount of funds which may be invested in any one investment or type or class of investment and applicable general investment provisions and quantitative and other restrictions found in such legislation and based upon and subject to the foregoing, the Securities are, at the date hereof, investments:

                  (a) in which the provisions of the Insurance Companies Act (Canada) would not, subject to compliance with the prudent investment and lending policies, standards and procedures required to be established pursuant to that Act and in the case of foreign companies (as defined in that Act) subject to any restriction contained in the trust deed creating the trust in respect of such assets, preclude the funds of companies (as defined in that Act) or societies (as defined in that Act) or the assets of foreign companies (as defined in that Act) required to be vested in trust, from being invested;

                  (b) in which the provisions of the Trust and Loan Companies Act (Canada) would not, subject to compliance with the prudent investment and lending policies, standards and procedures required to be established pursuant to that Act, preclude the funds of companies regulated under that Act from being invested;

                  (c) in which the provisions of the Pension Benefits Standards Act, 1985 (Canada) and the Regulation thereunder would not, subject to compliance with the prudent investment standards of that Act, and compliance with the statement of investment policies and procedures for such plan required to be established pursuant to that Act, preclude the funds of a pension plan regulated thereunder from being invested;

                  (d) in which the provisions of the Loan and Trust Corporations Act (Ontario) and the Regulation thereunder would not, subject to compliance with the prudent investment standards of that Act, preclude the funds received as deposits by registered corporations (as defined in that Act) from being invested;

                  (e) in which the provisions of the Pension Benefits Act (Ontario) and the Regulation thereunder would not preclude the funds of a pension plan regulated thereunder from being invested, provided that the investment by such plan in the Securities is in compliance with the statement of investment policies and procedures established for such plan that meets the requirements of sections 6, 7, 7.1 and 7.2 and
         Schedule III to the Regulation under the Pension Benefits Standards Act, 1985 (Canada) as it read on December 1, 1999, as incorporated by reference into the Regulation under the Pension Benefits Act (Ontario), and provided further that such investment is in compliance with the prudent investment standards of the Pension Benefits Act (Ontario);

                  (f) in which the provisions of the Financial Institutions Act (British Columbia) and the regulations thereunder would not, subject to compliance with the prudent standards for investment contained therein, preclude a financial institution (as defined in that Act) that has a business authorization (as defined in that Act) from making, provided that:

                           (i) such financial institution has established a
                  written investment and lending policy which complies with that Act;

                           (ii) the investment by such financial institution in
                  the Securities is not inconsistent with such policy;

                           (iii) such written investment and lending policy has
                  been filed with the Superintendent under that Act; and

                           (iv) the Company is not a related party (as defined
                  in that Act) of such financial institution;

                  (g) in which the provisions of the Pension Benefits Standards Act (British Columbia) and the Regulations thereunder would not preclude the funds of a pension plan regulated thereunder from being invested, provided such funds are invested and loaned only in accordance with section 44 of that Act and section 6 and Schedule III of the British Columbia Pension Benefit Standards Regulations, 1985, as amended;

                  (h) in which the Insurance Act (Alberta) would not, subject to compliance with prudent standards for investment contained therein, preclude a provincial company (as defined in that Act) from loaning or investing its funds, provided that the loan or investment by such provincial company is not inconsistent with the policies and procedures to ensure that the provincial company applies prudent investment standards required to be established by such provincial company under that Act;

                  (i) in which the provisions of the Loan and Trust Corporations Act (Alberta) and the Regulations thereunder would not, subject to compliance with the prudent investment standards described therein for a provincial corporation (as defined in that Act) making investment decisions and managing its total investments, and the policies and procedures established by that provincial corporation in that regard, preclude a loan corporation or trust corporation (other than a provincial trust corporation whose registration is subject to a term, condition or restriction prohibiting it from carrying on the deposit-taking business) incorporated or continued under such Act from investing its own funds or funds it receives as deposits (excluding funds, other than deposits, held by it as a fiduciary);

                  (j) in which the provisions of the Employment Pension Plans Act (Alberta) and the Employment Pension Plans Regulation thereunder would not preclude the administrator (as defined in that Act) of a pension plan from investing the assets of such pension plan, provided that such investment is made in a manner that a reasonable and prudent person would apply to the plan's portfolio of investments having regard to the plan's liabilities and is made in accordance with (i) Schedule III to the Pension Benefits Standards Regulations, 1985 (made pursuant to the Pension Benefits Standards Act, 1985 (Canada)); (ii) the investment policies and procedures in respect of a pension plan's portfolio of investments and loans established by the administrator of that pension plan pursuant to the Employment Pension Plans Regulation; and (iii) the fiduciary obligations owed by the administrator as a result of the administrator acting in a fiduciary capacity in relation to members, former members and others entitled to benefits under the plan;

                  (k) in which the provisions of The Pension Benefits Act, 1992 (Saskatchewan) and the Regulations thereto would not, subject to compliance with the prudent standards for investment contained therein, preclude a pension plan registered under that Act from investing its funds, provided that the investment in Securities by the plan is not inconsistent with any statement of investment policies and procedures that has been established and filed by the administrator of such plan;

                  (l) in which The Insurance Act (Manitoba) would not preclude an insurer incorporated and licensed under the laws of the Province of Manitoba from investing its surplus funds and reserves pursuant to the prudent investment policies, standards and procedures applicable to a company which has obtained an order under section 53 of the Insurance Companies Act (Canada);

                  (m) in which the provisions of An Act respecting insurance (Quebec) would not preclude an insurer (as defined in such Act), governed thereby (other than a guarantee fund corporation, as defined in such Act) from investing, subject to compliance with the prudent investment standards and provided that such investment is in conformity with the insurer's investment policy established pursuant to such Act;

                  (n) in which the provisions of An Act respecting trust companies and savings companies (Quebec) would not prelude as investments by a trust or savings company, in each case as defined under such Act (other than a trust company with respect to funds (except deposits) which it administers for other persons, unless otherwise provided in the instrument creating the administration), from making subject to compliance with the prudent investment standards contained in such Act applicable to a Quebec company, including the adoption and adherence to an investment policy approved by its board of directors;

                  (o) in which the provisions of the Supplemental Pension Plans Act (Quebec) and the Regulations thereunder would not, subject to compliance with the prudent investment standards contained therein, preclude the assets of a pension plan governed thereby, and in respect of which a written investment policy conforming to such Act has been adopted, from being invested, provided, however, that where a written investment policy as prescribed by such Act has been established and adopted by the pension committee of such pension plan, such investment, if selected by the pension committee of such plan or a delegatee thereof, is made in conformity with a category of investments specifically permitted in the investment policy for such plan applicable at the date of offering of the Securities; and

                  (p) in which the Pension Benefits Act (Nova Scotia) and the Regulation thereunder would not, subject to compliance with the prudent investment standards contained therein and the general investment provisions thereof, preclude the funds of a pension plan registered under such Act from being invested, provided a written statement of investment policies and procedures for such plan has been established in accordance with such Act and Regulation and the Securities are within a category of investment specifically permitted by such statement.

                  (ix) For the purposes of the Income Tax Act (Canada), the Securities, as of the date hereof, are qualified investments under the Income Tax Act (Canada) and the Regulations thereunder for trusts governed by a registered retirement savings plan, a registered retirement income fund, a deferred profit sharing plan and a registered education savings plan.

                  (x) The Company is a "reporting issuer" under the securities legislation of the Province of Ontario and is not on the list of defaulting issuers maintained under such legislation.

                  (xi) The Company is a reporting issuer under the Securities Act (British Columbia) and is not in default of filing financial statements required by that act or the Securities Rules (British Columbia) or paying fees and charges prescribed by the Securities Regulation (British Columbia) relating to those filings.

                  (xii) The Company is a reporting issuer under the Securities Act (Alberta) and is not included in a list of defaulting reporting issuers maintained by the Alberta Securities Commission pursuant to subsection 113(2) of that act.

                  (xiii) The Company is a reporting issuer under The Securities Act, 1988 (Saskatchewan) and is not on the list of defaulting reporting issuers maintained under that act.

                  (xiv) The Company is subject to the continuous disclosure reporting requirements of The Securities Act (Manitoba) and accordingly has the status in the Province of Manitoba of a reporting issuer. The Company is not in default of its continuous disclosure reporting requirements pursuant to sections 120 and 129 of that act and may be subject to Blanket Exemption Order No. 1638 of the Manitoba Securities Commission, issued January 13, 1997, with respect to insider reporting requirements currently in effect.

                  (xv) The Company is a reporting issuer in the Province of Quebec and is in conformity with Title III "Disclosure Requirements" under the Securities Act (Quebec).

                  (xvi) The Company is a reporting issuer in each of the Province of Newfoundland and Nova Scotia pursuant to the Securities Act (Newfoundland) and the Securities Act (Nova Scotia), respectively, and does not appear on the list of defaulting issuers maintained pursuant to each of those acts.

                  (xvii) The form of certificate evidencing the Common Shares complies in all material respects with all applicable statutory requirements and with any applicable requirement of the charter and by-laws of the Company, including the rules of the Toronto Stock Exchange.

                  (xviii) All necessary documents have been filed, all necessary proceedings have been taken by the Company and all necessary authorizations, approvals, permits, consents and orders have been obtained under the securities laws of each Qualifying Province to permit the Securities to be issued, offered, sold and delivered pursuant to the U.S./Canadian Multi-Jurisdictional Disclosure System ("MJDS") in the United States and in each of the Qualifying Provinces by or through registrants, investment dealers or brokers duly registered under applicable legislation who have complied with the relevant provisions of such legislation; and no other consent, approval, authorization, license, order, registration, qualification or decree of or with any government, governmental instrumentality, authority or agency or court of Canada or any Qualifying Province is required for such issuance, offering, sale or delivery of the Securities pursuant to MJDS in the United States or in any Qualifying Province or for the consummation by the Company of any of the transactions contemplated by the Purchase Agreement, except such as have been obtained or referred to in this paragraph.

                  (xix) The Securities conform in all material respects to the descriptions thereof contained in the U.S. Prospectus and in the Canadian Prospectus.

                  (xx) An MRRS decision document has been obtained from the Reviewing Authority in respect of the Canadian Prospectus and, to the best of our knowledge, no Qualifying Authority has revoked such MRRS decision document and no order suspending the distribution of the Securities has been issued by any Qualifying Authority and no proceeding for that purpose is pending or has been initiated or threatened by any Qualifying Authority.

                  (xxi) The Canadian Prospectus and the Supplementary Material (excluding the financial statements and other financial data and the Supplementary Material included or incorporated therein or omitted therefrom as to which such counsel need express no opinion) appears on its face to have been appropriately responsive in all material respects to the requirements of the securities laws, rules and regulations applicable in the Qualifying Provinces (the "Canadian Securities Laws").

                  (xxii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any Canadian court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

                  (xxiii) The information in the U.S. Prospectus and the Canadian Prospectus under "Description of Share Capital", "Business - Legal Proceedings", "Eligibility for Investment", "Statutory Rights of Withdrawal and Rescission", "Certain United States and Canadian Federal Income Tax Considerations -- Certain Canadian Federal Income Tax Considerations" and "Underwriting", and the statements included in the Registration Statement under "Indemnification", to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is a fair summary of such law in all material respects.

                  (xxiv) All necessary corporate action has been taken by the Company in connection with the listing of the Securities on the Toronto Stock Exchange and the New York Stock Exchange and the Toronto Stock Exchange has conditionally approved the listing of the Securities to be issued by the Company.

                  (xxv) There are no reports or other information that, in accordance with the Canadian Securities Laws, must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required, and there are no documents required to be filed with any Qualifying Authority in connection with the Canadian Prospectus that have not been filed as required.

                  (xxvi) The Company is eligible to file a short form prospectus with the Qualifying Authorities and to use the PREP Procedures in respect of the Securities.

                  (xxvii) The Supplemented PREP Prospectus has been filed with the Qualifying Authorities in the manner and within the time period required by the PREP Procedures.

                  (xxviii) The execution, delivery and performance of the Purchase Agreement, the issuance and delivery of the Securities to be issued by the Company pursuant to the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement, the Canadian Prospectus and in the Registration Statement (including the issuance and sale of the Securities) and compliance by the Company with its obligations under the Purchase Agreement do not and will not, to the best of our knowledge, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(h) of the Purchase Agreement) under, or result in the creation or imposition of any tax or any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any material contract, indenture, loan or credit agreement, note, license, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable Canadian federal or provincial treaty, law, statute, rule or regulation, or any judgment, order, writ or decree, known to us, of any Canadian federal or provincial, government instrumentality or court, having jurisdiction over the Company or any subsidiary or any of its properties, assets or operations.

                  (xxix) There are no transfer taxes or other similar fees or charges under the federal laws of Canada or the laws of any province or any political subdivision thereof, required to be paid in connection with the execution and delivery of the Purchase Agreement or the issuance by the Company or sale by the Company of the Securities or the resale of the Securities by an Underwriter to U.S. residents.

                  (xxx) The amalgamation agreement (the "Amalgamation Agreement") dated June 12, 2002 among the Company, WII Investments Inc., 1525557 Ontario Limited, 1525558 Ontario Limited, 1525458 Ontario Limited, 1525459 Ontario Limited, 1525460 Ontario Limited, 1525553 Ontario Limited, 1525554 Ontario Limited, 1525555 Ontario Limited, 1526203 Ontario Limited, 1521490 Ontario Limited, Thomfleet Holdings Limited, 832770 Ontario Limited, 659727 Ontario Limited, Lothlorien Equestrian Centre Limited, Linchris Inc., 832759 Ontario Limited, Lothlorien Limited, 1525452 Ontario Limited, 1527658 Ontario Limited, 1525454 Ontario Limited, KRT Investments Corp., TLT Investments Corp., PJT Investments Corp., PAC Investments Corp., LCC Investments Corp., PGF Investments Corp., SEG Investments Corp., Jaytor Investments Inc., Thomson Works of Art Limited and The Woodbridge Company Limited, has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (xxxi) The execution, delivery and performance of the Amalgamation Agreement and the consummation of the transactions contemplated in the Amalgamation Agreement and compliance by the Company with its obligations under the Amalgamation Agreement do not and will not, to the best of our knowledge, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(h) of the Purchase Agreement) under, or result in the creation or imposition of any tax or any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any material contract, indenture, loan or credit agreement, note, license, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable Canadian federal or provincial treaty, law, statute, rule or regulation, or any judgment, order, writ or decree, known to us, of any Canadian federal or provincial, government instrumentality or court, having jurisdiction over the Company or any subsidiary or any of its properties, assets or operations.

                  (xxxii) The documents incorporated by reference in the Canadian Prospectus as amended or supplemented (other than the financial statements and other financial data included or incorporated or deemed to be incorporated therein, as to which we express no opinion), when they were filed with the Qualifying Authorities, appear on their face to have been appropriately responsive in all material respects to the requirements of Canadian Securities Laws.

                  (xxxiii) A court of competent jurisdiction in the Province of Ontario (an "Ontario Court") would give effect to the choice of the law of the State of New York ("New York Law") as the proper law governing the Purchase Agreement provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of New York Law is not contrary to public policy, as that term is applied by an Ontario Court.

                  (xxxiv) There are no reasons under the laws of the Province of Ontario or the federal laws of Canada applicable therein for avoiding the choice of New York Law to govern the Purchase Agreement.

                  (xxxv) In an action on a final, conclusive and subsisting judgment in personam of any federal or state court sitting in The City of New York (a "New York Court") that is not impeachable as void or voidable under New York Law, an Ontario Court would give effect to the appointment by the Company of Corporation Service Company as its agent to receive service of process in the United States under the Registration Statement and the Purchase Agreement and to the provisions in the Purchase Agreement whereby the Company has submitted to the non-exclusive jurisdiction of a New York Court.

                  (xxxvi) If the Purchase Agreement is sought to be enforced in the Province of Ontario in accordance with the laws applicable thereto as chosen by the parties, namely New York Law, and an Ontario Court recognized the choice of New York Law, an Ontario Court would upon appropriate evidence as to such law being adduced, apply such law in the enforcement of such documents, provided that none of the provisions of the Purchase Agreement or of applicable New York Law is contrary to public policy as that term is applied by an Ontario Court; provided, however, that, in matters of procedure, the laws of the Province of Ontario will be applied, and an Ontario Court will retain discretion to decline to hear such action if it is contrary to public policy, as that term is applied by an Ontario Court, for it to do so; or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere.

                  (xxxvii) The laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought before an Ontario Court on a final and conclusive judgment in personam of a New York Court respecting the enforcement of the Purchase Agreement that is not impeachable as void or voidable or otherwise ineffective under New York Law and for a sum certain if: (a) the New York Court rendering such judgment had jurisdiction over the Company, as recognized by an Ontario Court; (b) such judgment was not obtained by fraud or in a manner contrary to natural justice or other rule of law, whether equitable, legal or statutory, and the enforcement thereof would not be inconsistent with public policy as such term is understood under the laws of the Province of Ontario or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (c) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; and (d) the action to enforce such judgment is commenced within the applicable limitation period.

                  (xxxviii) All payments by the Company pursuant to the Purchase Agreement shall be made without withholding for taxes under the Income Tax Act (Canada) provided that such payments are not in respect of services rendered in Canada.

                  (xxxix) As of the Closing Time, all laws of the Province of Quebec relating to the use of the French language have been complied with in connection with the offering and sale of the Securities to purchasers in the Province of Quebec if such purchasers receive copies of the French and English language versions of the Canadian Prospectus and forms of order and confirmation in the French language or a bilingual form or copies of the French language version of the Canadian Prospectus and forms of order and confirmation in the French language only or, in the case of individuals so requesting in writing, copies of the English language version of the Canadian Prospectus and forms of order and confirmation in the English language or in a bilingual form.

                  We have participated in the preparation of the Registration Statement, the Canadian Prospectus and the U.S. Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, and the representatives of the Underwriters, at which the contents of the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and related matters were discussed and, although we have not undertaken to investigate or verify independently, and we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Canadian Prospectus or the U.S. Prospectus, except for those referred to in paragraph (xxiii) above, on the basis of the foregoing, nothing has come to our attention that would lead us to believe that any such document or amendment thereto (except for the financial statements and schedules and other financial data included or incorporated therein or omitted therefrom as to which we need make no statement) at the time as such document was filed contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Canadian Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated therein or omitted therefrom, as to which we need make no statement), at the time the Canadian Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such counsel may also rely as to matters involving the application of laws of any jurisdiction other than the Province of Ontario or the Federal laws of Canada, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel who are reasonably satisfactory to counsel for the Underwriters.

                                                                       Exhibit B

                              OPINION OF TORYS LLP
                             COMPANY'S U.S. COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                  (i) Each Material U.S. Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and in the Canadian Prospectus; except as otherwise disclosed in the U.S. Prospectus, all of the issued and outstanding capital stock of each Material U.S. Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, based solely upon our review of the minute books, is owned by the Company, directly or through one or more wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and to the best of our knowledge, none of the outstanding share capital of any U.S. Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such U.S. Subsidiary. Material U.S. Subsidiary means, for this purpose, those subsidiaries of the Company listed in Schedule A hereto.

                  (ii) Assuming the due authorization, execution and delivery of the Purchase Agreement by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein, the Purchase Agreement (to the extent execution and delivery are governed by the laws of the State of New York) has been duly executed and delivered by the Company.

                  (iii) Assuming the due authorization, issuance and delivery of the Securities by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein, the Securities (to the extent that issuance and delivery are governed by the laws of New York) to be issued by the Company pursuant to the Purchase Agreement and when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement will be validly issued, fully paid and non-assessable.

                  (iv) The Registration Statement became effective under the 1933 Act on June ____, 2002, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (v) The Registration Statement and the U.S. Prospectus, as of their respective effective or issue dates (other than the financial statements, schedules and other financial information or data included or incorporated by reference therein, as to which we do not express any opinion), complied as to form in all material respects with the requirements of the 1933 Act applicable to registration statements on Form F-10 and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The Form F-X appears on its face to be appropriately responsive in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations applicable to such form.

                  (vi) Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the U.S. Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied when so filed as to form in all material respects with the Exchange Act; the Form 8-A complied when so filed as to form in all material respects with the Exchange Act; the Registration Statement and the U.S. Prospectus and each amendment or supplement to the Registration Statement and U.S. Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  (vii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body in the United States, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

                  (viii) The information in the U.S. Prospectus under "Certain United States and Canadian Federal Income Tax Considerations -- Certain United States Federal Income Tax Considerations", to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and are fair summaries of such law in all material respects.

                  (ix) Subject to notice of issuance, the Securities to be issued by the Company have been approved for listing on the New York Stock Exchange.

                  (x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency in the United States (other than under the 1933 Act or the Exchange Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

                  (xi) The execution, delivery and performance of the Purchase Agreement, the issuance, sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities) and compliance by the Company with its obligations under the Purchase Agreement do not and will not result in any violation of the provisions of the charter or by-laws of any Material U.S. Subsidiary, or result in any violation of any applicable United States federal or New York law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any United States federal government, government instrumentality or court, having jurisdiction over the Company or any Material U.S. Subsidiary or any of its properties, assets or operations.

                  (xii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Canadian Prospectus and the U.S. Prospectus will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (xiii) Assuming the due authorization, execution and delivery of the Purchase Agreement by the Company under the laws of Canada, the submission by the Company to the non-exclusive jurisdiction of any New York Court pursuant to Section 11 of the Purchase Agreement and the appointment of the agent for service of process pursuant to Section 11 of the Agreement is binding on the Company.

                  (xiv) The form of certificate representing the Securities complies with the requirements of the New York Stock Exchange.

                  We have participated in the preparation of the Registration Statement, the Canadian Prospectus and the U.S. Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, and the representatives of the Underwriters, at which the contents of the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and related matters were discussed and, although we have not undertaken to investigate or verify independently, and we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Canadian Prospectus or the U.S. Prospectus, except for those referred to in paragraph (viii) above, on the basis of the foregoing, nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements, notes and schedules and other financial data included or incorporated therein or omitted therefrom as to which we need make no statement) at the time such Registration Statement or any such amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the U.S. Prospectus or any amendment or supplement thereto (except for financial statements, notes and schedules and other financial data included or incorporated therein or omitted therefrom, as to which we need make no statement), at the time the U.S. Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       Exhibit C

                              OPINION OF TORYS LLP
                          SELLING SHAREHOLDER'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)

                  (i) The Woodbridge Company Limited ("Woodbridge") has been incorporated and is validly existing as a corporation under the laws of the Province of Ontario.

                  (ii) 986269 Alberta Limited ("986269") has been incorporated and is validly existing as a corporation under the laws of the Province of Alberta.

                  (iii) Each of Woodbridge and 986269 has all necessary corporate power and authority to enter into the Purchase Agreement and 986269 has all necessary corporate power and authority to sell, transfer and deliver the Securities to be sold by 986269 under the Purchase Agreement.

                  (iv) The execution and delivery of the Purchase Agreement and the sale and delivery of the Securities to be sold by 986269 pursuant to the Purchase Agreement and the consummation of the transactions contemplated by the Purchase Agreement and compliance by Woodbridge and 986269 with their respective obligations under the Purchase Agreement have been duly authorized by each of Woodbridge and 986269 and do not and will not, to the best of our knowledge, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Securities to be sold by 986269 or any property or assets of Woodbridge or 986269 pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument, known to us, to which either Woodbridge or 986269 is a party or by either Woodbridge or 986269 may be bound, or to which any of the property or assets of either Woodbridge or 986269 is subject except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not result in a Shareholder Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of either Woodbridge or 986269, or any applicable Canadian federal or provincial treaty, law, statute, rule or regulation, or any judgment, order, writ or decree, known to us, of any Canadian federal or provincial government, government instrumentality or court, domestic or foreign, having jurisdiction over either Woodbridge or 986269 or any of their respective properties.

                  (v) The Purchase Agreement has been duly authorized, executed and delivered by Woodbridge and 986269.

                  (vi) Upon delivery of such Securities by 986269, duly endorsed for transfer or in blank by authorized officers of 986269 and payment of the purchase price therefor pursuant to the Purchase Agreement, assuming each such Underwriter has no notice of any adverse claim in respect of such Securities and each such Underwriter is acting in good faith, each of the Underwriters will receive good and marketable title to the Securities purchased by it from

986269, free of any adverse claim (as such term is defined in the Business Corporations Act (Ontario)).

                  (vii) The Subscription Agreement dated May 1, 2002 (the "Subscription Agreement") among the Company, Woodbridge and The Thomson Company Inc. ("TTCI"), has been duly authorized, executed and delivered by Woodbridge and TTCI and constitutes legal, valid and binding obligations of each of Woodbridge and TTCI, enforceable against them in accordance with its terms.

                  (viii) The execution, delivery and performance of the Subscription Agreement and the consummation of the transactions contemplated in the Subscription Agreement and compliance by Woodbridge and TTCI thereto with their respective obligations under the Subscription Agreement do not and will not, to the best of our knowledge, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by TTCI or any property or assets of Woodbridge or TTCI pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument, known to us, to which either Woodbridge or TTCI is a party or which either Woodbridge or TTCI may be bound, or to which any of the property or assets of either Woodbridge or TTCI is subject except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not result in a Shareholder Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of Woodbridge or TTCI, or any applicable Canadian federal or provincial treaty, law, statute, rule or regulation, or any judgment, order, writ or decree, known to us, of any Canadian federal or provincial government, government instrumentality or court, domestic or foreign, having jurisdiction over either Woodbridge or TTCI or any of their respective properties.

                  (ix) The amalgamation agreement (the "Amalgamation Agreement") dated May 1, 2002 among the Company, WII Investments Inc., 1525557 Ontario Limited, 1525558 Ontario Limited, 1525458 Ontario Limited, 1525459 Ontario Limited, 1525460 Ontario Limited, 1525553 Ontario Limited, 1525554 Ontario Limited, 1525555 Ontario Limited, 1526203 Ontario Limited, 1521490 Ontario Limited, Thomfleet Holdings Limited, 832770 Ontario Limited, 659727 Ontario Limited, Lothlorien Equestrian Centre Limited, Linchris Inc., 832759 Ontario Limited, Lothlorien Limited, 1525452 Ontario Limited, 1527658 Ontario Limited, 1525454 Ontario Limited, KRT Investments Corp., TLT Investments Corp., PJT Investments Corp., PAC Investments Corp., LCC Investments Corp., PGF Investments Corp., SEG Investments Corp., Jaytor Investments Inc., Thomson Works of Art Limited and The Woodbridge Company Limited (collectively, without the Company, referred to as the "Parties" and, individually, as a "Party") has been duly authorized, executed and delivered by each of the Parties and constitutes a legal, valid and binding obligation of each Party, enforceable against each Party, in accordance with its terms.

                  (x) The execution, delivery and performance of the Amalgamation Agreement and the consummation of the transactions contemplated in the Amalgamation Agreement and compliance by the Parties with their respective obligations under the Amalgamation Agreement do not and will not, to the best of our knowledge, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Securities to be sold by 986269 or any property or assets of the Parties pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument, known to us, to which any of the Parties is a party or which any of the Parties may be bound, or to which any of the property or assets of any of the Parties is subject except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not result in a Shareholder Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of any of the Parties, or any applicable Canadian federal or provincial treaty, law, statute, rule or regulation, or any judgment, order, writ or decree, known to us, of any Canadian federal or provincial government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Parties or any of their respective properties.

                  (xi) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by either Woodbridge or 986269 of their respective obligations under the Purchase Agreement, or in connection with the sale and delivery of the Securities under the Purchase Agreement or the consummation of the transactions contemplated by the Purchase Agreement, except (i) such as may have previously been made or obtained or as may be required under the 1933 Act or state securities laws or Canadian Securities Laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside Canada and the United States in which the Reserved Securities are offered.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Selling Shareholder and public officials. Such counsel may also rely as to matters involving the application of laws of any jurisdiction other than the Province of Ontario or the Federal laws of Canada, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel who are reasonably satisfactory to counsel for the Underwriters.

                                                                       Exhibit D

                                                    June 11, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Morgan Stanley & Co. Incorporated
 as Representatives of the several Underwriters (as defined below) c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
North Tower
World Financial Center
New York, New York 10281

Re:  Proposed Public Offering by The Thomson Corporation

Dear Sirs:

         The undersigned, [a shareholder and/or an officer and/or a director] of The Thomson Corporation, an Ontario corporation (the "Company"), understands that the Underwriters propose to enter into a purchase agreement (the "Purchase Agreement") with the Company and the Selling Shareholder providing for the public offering of common shares of the Company (the "Common Shares"). In recognition of the benefit that such an offering will confer upon the undersigned as [a shareholder and/or a director and/or an officer] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, or through any company controlled by the undersigned, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any of the Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or request or demand the filing of any registration statement under the 1933 Act or prospectus under Canadian Securities Laws with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise or (iii) publicly announce its intention to enter into the transactions described under clauses (i) and (ii).

         The foregoing shall not apply to any transfers or other dispositions of Common Shares to members of the family of the undersigned, trusts established for their benefit or corporations all the shares of which are directly or indirectly owned by one or more of such family members or trusts (collectively, the "Permitted Transferees") provided that if a Permitted Transferee is not a company controlled by the undersigned, then, prior to such transfer or other disposition, the Permitted Transferee shall have delivered to the Underwriters an undertaking similar to that given herein.

         Capitalized terms used herein shall, unless otherwise defined, have the meanings ascribed thereto in the Purchase Agreement.

                                 Very truly yours,



                                 Signature: ___________________________
                                 [Name of shareholder/director/officer]

                                                                         Annex A

                          LIST OF THOMSON SUBSIDIARIES

Thomson Canada Limited                                       Ontario, Canada
  Thomson U.S. Holdings Inc.                                 Delaware, U.S.A.
    THI (U.S.) Inc.                                          Delaware, U.S.A.
      Thomson U.S. Inc.                                      Delaware, U.S.A.
        The Thomson Corporation Delaware Inc.                Delaware, U.S.A.
          Thomson Newspapers Holding Corp.                   Delaware, U.S.A.
            National Education Corporation                   Delaware, U.S.A.
              NETg, Inc.                                     Nevada, U.S.A.
          Thomson Financial Inc.                             New York, U.S.A.
            West Publishing Company                          Minnesota, U.S.A.
              West Publishing Corporation                    Minnesota, U.S.A.
              Thomson Learning Inc.                          Delaware, U.S.A.
            Thomson Professional & Regulatory Inc.           Texas, U.S.A.
          The Dialog Corporation                             Delaware, U.S.A.
          Medical Economics Company Inc.                     Florida, U.S.A.
          Prometric Inc.                                     Maryland, U.S.A.
          The Gale Group Inc.                                Delaware, U.S.A.
          Institute for Scientific Information Inc.          Pennsylvania, U.S.A.
          Thomson Holdings Inc.                              Delaware, U.S.A.
        The MEDSTAT Group, Inc.                              Delaware, U.S.A.
Thomson Holdings SA                                          Luxembourg
  Drake Beam Morin, Inc                                      Delaware, U.S.A.
  Thomson Finance S.A.                                       Luxembourg
    The Thomson Corporation PLC                              England
      The Thomson Organisation Ltd.                          England
        TTCI (1994) Limited                                  England
          Thomson Information & Publishing Holdings Ltd.     England
            Thomson Information & Solutions Ltd              England
              Thomson Financial Ltd.                         England
              Datastream International Ltd                   England


                                    Annex A-1

                                TABLE OF CONTENTS

                               PURCHASE AGREEMENT

                                                                            Page
                                                                            ----
SECTION 1. Representations and Warranties.................................    4
(A)      Representations and Warranties by the Company....................    4
      (a)     Final Receipt; Effectiveness; No Stop Order.................    4
      (b)     Compliance with U.S. and Canadian Securities Laws...........    5
      (c)     Financial Statements........................................    6
      (d)     No Material Adverse Change in Business......................    7
      (e)     Good Standing of the Company and Subsidiaries...............    7
      (f)     Capitalization..............................................    8
      (g)     Due Authorization...........................................    8
      (h)     Absence of Defaults and Conflicts...........................    8
      (i)     Absence of Further Requirements.............................    9
      (j)     Registration Rights.........................................    9
(B)      Representations and Warranties by the Selling Shareholder........    9
      (a)     Accurate Disclosure.........................................   10
      (b)     Authorization of Agreements.................................   10
      (c)     Good and Marketable Title...................................   11
      (d)     Tax Reporting...............................................   11
      (e)     Absence of Manipulation.....................................   11
      (f)     Absence of Further Requirements.............................   11
      (g)     Restriction on Sale of Securities...........................   12
      (h)     Certificates Suitable for Transfer..........................   12
      (i)     No Association with NASD....................................   12

SECTION 2. Sale and Delivery to Underwriters; Closing.....................   13
      (a)     Initial Securities..........................................   13
      (b)     Option Securities...........................................   13
      (c)     Payment.....................................................   13
      (d)     Denominations; Registration.................................   14
      (e)     Appointment of Qualified Independent Underwriters...........   15

SECTION 3. Covenants of the Company.......................................   15
      (a)     Compliance with Securities Regulations and Commission
              Requests....................................................   15
      (b)     Filing of Amendments........................................   16
      (c)     Delivery of Filed Documents.................................   16
      (d)     Blue Sky Qualifications.....................................   17
      (e)     Rule 158....................................................   17
      (f)     Use of Proceeds.............................................   17
      (g)     Restriction on Sale of Securities...........................   17
      (h)     Delivery of Opinion.........................................   18
      (i)     Listing.....................................................   18

      (j)     Compliance with NASD Rules..................................   18
      (k)     Reserved Securities.........................................   19

SECTION 4. Payment of Expenses............................................   20
      (a)     Expenses....................................................   20
      (b)     Termination of Agreement....................................   20
      (c)     Allocation of Expenses......................................   21

SECTION 5. Conditions of Underwriters' Obligations........................   21
      (a)     Effectiveness of Registration Statement and Qualification of
              Canadian Prospectus.........................................   21
      (b)     Opinions of Counsel for Company.............................   21
      (c)     Opinion of Counsel for the Selling Shareholder..............   22
      (d)     Opinion of U.S. Counsel for Underwriters....................   22
      (e)     Opinion of Canadian Counsel for Underwriters................   22
      (f)     No Material Adverse Change..................................   22
      (g)     Officers' Certificate.......................................   23
      (h)     Certificate of Selling Shareholder..........................   23
      (i)     Accountants' Comfort Letter.................................   23
      (j)     Bring-down Comfort Letter...................................   24
      (k)     Approval of Listing.........................................   24
      (l)     No Objection................................................   24
      (m)     Lock-up Agreements..........................................   24
      (n)     Conditions to Purchase of Option Securities.................   24
      (o)     Additional Documents........................................   25
      (p)     Termination of Agreement....................................   25

SECTION 6. Indemnification................................................   26
      (a)     Indemnification of Underwriters.............................   26
      (b)     Indemnification of Company, Directors and Officers and
              Selling Shareholder.........................................   27
      (c)     Actions against Parties; Notification.......................   28
      (d)     Settlement without Consent if Failure to Reimburse..........   29
      (e)     Indemnification for Reserved Securities.....................   29
      (f)     Other Agreements with Respect to Indemnification............   30

SECTION 7. Contribution...................................................   30

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.   31

SECTION 9. Termination of Agreement.......................................   31
      (a)     Termination; General........................................   31
      (b)     Liabilities.................................................   32

SECTION 10. Default by One or More of the Underwriters....................   32

SECTION 11. Default by the Selling Shareholder or the Company.............   33

SECTION 12. Agent for Service; Submission to Jurisdiction; Waiver of
            Immunities....................................................   33

SECTION 13. Judgment Currency.............................................   34

SECTION 14. Notices.......................................................   34

SECTION 15. Parties.......................................................   34

SECTION 16. GOVERNING LAW AND TIME........................................   35

SECTION 17. Effect of Headings............................................   35

SECTION 18. Counterparts..................................................   35


SCHEDULES

Schedule  A - List of Underwriters...................................    Sch A-1
Schedule  B - List of Selling Shareholder............................    Sch B-1
Schedule  C - Pricing Information....................................    Sch C-1
Schedule  D - Persons Subject to Lock-up Agreements..................    Sch D-1

EXHIBITS

Exhibit  A - Form of Opinion of Company's Canadian Counsel...........        A-1
Exhibit  B - Form of Opinion of Company's U.S. Counsel...............        B-1
Exhibit  C - Form of Opinion of Selling Shareholder's Counsel........        C-1
Exhibit  D - Form of Lock-up Letter..................................        D-1

ANNEX

Annex  A - List of Thomson Subsidiaries..............................  Annex A-1